EXHIBIT 10.03(d)(ii)


                              EMPLOYMENT AGREEMENT
                              --------------------


     THIS AGREEMENT made and entered into as of the 30th day of April, 1996, by and between COMMUNITY CARE OF AMERICA, INC., a Delaware corporation, (hereinafter referred to as the "Company"), and DAVID H. FATER (hereinafter referred to as the "Employee").


                              W I T N E S S E T H:
                              --------------------

           WHEREAS, the Employee is employed by the Company pursuant to an Employment Agreement, dated as of June 26, 1995 (the "Employment Agreement"); and
           WHEREAS, the Company and the Employee desire to amend and restate the Employment Agreement on the terms and conditions set forth herein; and
           WHEREAS, the Company is engaged in the business of owning and operating rural health care facilities and networks through its subsidiaries and tradenames; and
           WHEREAS, in the course of his employment, and as a necessary consequence thereof, Employee will receive information and acquire knowledge of special procedures, processes, business conduct, and knowledge that is private, proprietary, and secret to the Company in its business; and
           WHEREAS, the business, as well as the success and profits of the Company, depend in large part upon the maintenance of secrecy as to such information, processes, procedures and knowledge as to the conduct of the Company's business generally.

           NOW, THEREFORE, in consideration of the foregoing premises, the mutual agreements herein contained, as well as the agreement to employ the Employee or to continue to employ the Employee under the terms and conditions contained herein, and intending to be legally bound hereby, it is agreed between the parties hereto as follows:

                                    ARTICLE I

                             EMPLOYMENT RELATIONSHIP
                             -----------------------

           1.1 Employment. The Company hereby employs the Employee in the position of Executive Vice President and Chief Financial Officer of the Company, with such responsibilities as may be assigned to Employee from time to time by the Chief Executive Officer of the Company. Employee shall report to and be responsible to the Chief Executive Officer of the Company, for the period hereinafter set forth, and the Employee hereby accepts such employment.

           1.2 Exclusive Employment. During the continuation of the Employee's employment by the Company hereunder, the Employee will, unless the Employee has first received the prior written consent of the Company, devote the Employee's entire business time, energy, attention, and skill to the services of the Company and to the promotion of its interests, and covenants that during such time the Employee will neither: (a) engage in, be employed by, be a director of or be otherwise directly or indirectly interested in (i) any business or activity competing with or of a nature similar to the businesses of the Company, or (ii) any business or activity engaged in the owning, operation or management of business or activity competing with or of a nature similar to the businesses of the Company, nor (b) take any part in any activities detrimental to the best interests of the Company.

                                   ARTICLE II
                              PERIOD OF EMPLOYMENT

           2.1 Term. The term of employment under this Agreement shall begin as of the date hereof, and shall end on June 26, 1997, unless sooner terminated pursuant to the terms of this Agreement. Six (6) months prior to the expiration of this Agreement, at the request of Employee, Company will discuss with Employee Company's intentions regarding the renewal of this Agreement.

           2.2 Termination For Cause. Company may terminate this Agreement with cause and without any obligation to pay Employee further compensation upon the occurrence of any one or more of the following events:

                     (a) Employee  willfully or repeatedly  fails to perform any of his duties in any material respect or willfully or repeatedly breaches any material term of this Agreement, which failure, non-performance or breach is not corrected within fifteen (15) days after written notice is delivered by the Company to the Employee specifying said failure, non-performance or breach.

                     (b) Employee becomes disabled or is unable to perform his normal duties, which condition persists for a period of sixty (60) days or more, provided that Company has provided Employee with disability insurance which shall begin to pay after said sixty (60) day period expires, and provided further that, to any extent that the disability insurance benefits payable to Employee are less than the base salary being paid to Employee as of the date on which his employment terminated, the Company shall continue payment of Employee's salary to the extent of such deficiency until the date which is two (2) years following the date of this Agreement;

                     (c)       Employee is convicted of a felony;

                     (d)       Employee   is   convicted   of  theft, larceny or
                               embezzlement of Company's tangible or intangible property.

           2.3 Death of the Employee. In the event of the death of the Employee during the term of his employment hereunder, this Agreement shall terminate immediately and the Employee's estate shall thereupon be entitled to receive such portion of the Employee's Base Salary as has been accrued through the date of his death.

           2.4 Change of Control.

                     (a) In the event of a Change of Control of the Company during the term of the Employee's employment hereunder, the Employee shall have the right, upon the giving of thirty (30) days' notice to the Company within one hundred eighty (180) days following such event, to terminate his employment under this Agreement. For purposes of this Agreement, a "Change of Control of the Company" shall be deemed to occur if (i) there shall be consummated (x) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation other than a merger of the Company in which the holders of the Company's Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or (ii) the stockholders of the Company shall approve any plan or proposal for liquidation or dissolution of the Company, or (iii) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than Robert N. Elkins or any institutional investor, shall become the beneficial owner (within the meaning of Rule 13-d3 under the Exchange
           Act) of 20% or more of the Company's  outstanding  Common  Stock,  or
           (iv) Robert N. Elkins shall cease to be a director of the Company.

                     (b) In the event that the Employee elects to terminate his employment hereunder pursuant to Paragraph 2.4(a), above, the Company shall pay to the Employee one hundred (100%) percent of his then current Base Salary for a period of thirty-six (36) months following the date of such termination, and all stock options granted to the Employee pursuant to Section 3.5(a) hereof, and all options granted to the Employee pursuant to Section 3.5(b) hereof for which the vesting schedule has been accelerated in accordance with such Section 3.5(b), shall become fully vested as of the date of such termination.

                     (c) Notwithstanding anything herein to the contrary, the present value of the payments and benefits to Employee, whether under this Agreement or otherwise, which are includable in the computation of "parachute payments" (as defined in Section 280G of the Internal Revenue Code) shall not exceed 2.99 times the Employee's base amount, all within the meaning and as computed under Section 280G of the Code. Such determination shall be made by the regular independent accountants retained by the Company immediately prior to the Change of Control, whose determination shall be conclusive and binding on the parties.

           2.5 Continuation of Benefits. Whenever under the provisions of this Agreement the Employee shall be entitled to receive a continuation of his Base Salary for a period of time following a termination or nonrenewal of his employment under this Agreement, it is agreed that the Company also shall continue to pay for or provide during such period of salary continuation the insurance coverage provided for in Paragraph 3.3 of this Agreement.

           2.6 Acceleration of Payments. If the Company fails to pay any salary continuation installment referred to in this Article II or any benefit referred to in Paragraph 2.5 within thirty (30) days after notice from the Employee or his personal or legal representative that the installment or benefit was due and payable, then the Employee or his personal or legal representative may declare the entire unpaid balance of the salary continuation installments and the value of all unpaid benefits to be immediately due and payable.

           2.7 Death or Disability. The right of the Employee or his estate, as of the case may be, to salary continuation installments under this Article II shall not be affected by the Employee's death or disability after her employment has terminated; and the Company shall continue to make those payments, until the full amount thereof has been paid, notwithstanding the death or disability of the Employee after the termination of this employment.

           2.8 Acceleration of Options. If the Company terminates the Employee without cause, all options which the Employee then holds to acquire securities from the Company shall be accelerated and shall be immediately exercisable.

                                   ARTICLE III

                                  COMPENSATION
                                  ------------

           3.1 Base Salary. For all services rendered by Employee under this Agreement, the Employee shall receive a base salary at a rate of $210,000.00 per year ("Base Salary"). Employee's Base Salary shall be payable in accordance with the pay period policy established by the Company from time to time. Said Base Salary shall be reviewed one (1) year after the date hereof, and shall be increased (i) by a percentage equal to the CPI percentage increase during the first year of this Agreement and (ii) by such additional amount, if any, as may be determined at the discretion of the Board of Directors of the Company.

           3.2 Bonuses. Within ninety (90) days of the close of each calendar year, the Company shall pay to Employee a cash bonus of up to thirty-five (35%) percent of Employee's Base Salary for such year, such cash bonus to be determined at the discretion of the Board of Directors of the Company.

           3.3 Additional Benefits. Separate and apart from the Employee's cash compensation as set forth above, the Company shall provide for (i) Employee's coverage under the Company's standard life and health insurance package for executives, (ii) an automobile allowance of $750 per month, and (iii) four (4) weeks' paid vacation. Notwithstanding the foregoing, Employee has elected to maintain his health insurance coverage under COBRA through June 30, 1996, in addition to his coverage under the Company's health insurance plan. In connection with the aforementioned maintenance of employee's health insurance coverage under COBRA, Company shall pay the premiums with respect thereto during the period of such maintenance, up to a maximum of $6,000 over such period.

           3.4 Reimbursement of Expenses. The Company shall reimburse Employee at the rate of $.29 per mile for business use of his automobile, and for all reasonable and necessary business expenses subject to such budgets and documentation requirements as may be mandated from time to time by the Company.


                                   ARTICLE IV

                            COVENANTS OF THE EMPLOYEE
                            -------------------------

           4.1 Ownership and Return of Documents. The Employee agrees that all memoranda, notes, records, papers or other documents and all copies thereof relating to the Company's operations or businesses, some of which may be prepared by the Employee, and all objects associated therewith in any way obtained by the Employee shall be the Company's property. The Employee shall not, except for Company's use, copy or duplicate any of the aforementioned documents or objects, nor remove them from the Company's facilities nor use any information concerning them except for the Company's benefit, either during the Employee's employment or thereafter. The Employee agrees that the Employee will deliver all of the aforementioned documents and objects that may be in his possession to the Company on termination of the Employee's employment, or at any other time on the Company's request, together with the Employee's written certification of compliance with the provision of this paragraph.

           4.2 Confidential Information. In connection with employment at the Company, Employee will have access to confidential information consisting of some or all of the following categories of information. Company and Employee consider their relation one of confidence with respect to such information:

                     (a) Financial Information, including but not limited to information relating to the Company's earnings, assets, debts, prices, pricing structure, volume of purchases or sales or other financial data whether related to the Company or generally, or to particular products, services, geographic areas, or time periods;

                     (b) Supply and Service Information, including but not limited to information relating to goods and services, suppliers' names or addresses, terms of supply or service contracts or of particular transactions, or related information about potential suppliers to the extent that such information is not generally known to the public, and to the extent that the combination of suppliers or use of a particular supplier, though generally known or available, yields advantages to the Company details of which are not generally known;

                     (c) Marketing Information, including but not limited to information relating to details about ongoing or proposed marketing programs or agreements by or on behalf of the Company, sales forecasts, advertising formats and methods or results of marketing efforts or information about impending transactions;

                     (d) Personnel Information, including but not limited to information relating to employees' personal or medical histories, compensation or other terms of employment actual or proposed promotions, hirings, resignation, disciplinary actions, terminations or reasons therefor, training methods, performance, or other employee information; and

                     (e) Customer Information, including but not limited to information relating to past, existing or prospective customers' names, addresses or backgrounds, records of agreements and prices, proposals or agreements between customers and the Company, status of customers' accounts or credit, or related information about actual or prospective customers as well as customer lists.

           All of the foregoing are hereinafter referred to as "Trade Secrets." During and after the employment by the Company, regardless of the reasons that such employment ends, Employee agrees:

                     (aa) To hold all Trade Secrets in confidence and not discuss, communicate or transmit to others, or make any unauthorized copy of or use the Trade Secrets in any capacity, position or business except as it directly relates to Employee's employment by the Company;

                     (bb) To use the Trade Secrets only in furtherance of proper employment related reasons of the Company to further the interests of the Company;

                     (cc) To take all reasonable actions that Company deems necessary or appropriate, to prevent unauthorized use or disclosure of or to protect the Company's interest in the Trade Secrets; and

                     (dd) That any of the Trade  Secrets,  whether  prepared  by
           Employee or which may come into Employee's possession during Employee's employment hereunder, are and remain the property of the Company and its affiliates, and all such Trade Secrets, including copies thereof, together with all other property belonging to the Company or its affiliates, or used in their respective businesses, shall be delivered to or left with the Company.

           This Agreement does not apply to information that (i) becomes generally available to the public other than as a result of a disclosure by
Employee, (ii) was available to Employee on a non- confidential basis prior to the disclosure of such information to Employee by the Company, provided that the source of such information was not known by Employee to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Company or any of its affiliates with respect to such material, (iii) becomes available to Employee on a non-confidential basis from a source other than the Company or its agents, advisors or representatives provided that the source of such information was not known by Employee to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Company or any of its affiliates with respect to such material, or (iv) is required to be disclosed by judicial or administrative proceedings after Employee diligently tries to avoid each disclosure and affords the Company the opportunity to obtain assurance that compelled disclosures will receive confidential treatment.

           4.3 Non-Solicitation and Non-Pirating. At all times following a termination or the natural expiration of this Agreement, the Employee hereby agrees that, without the express written consent of the Company, the Employee will not, directly or indirectly, for the Employee or on behalf of any other person, firm, entity or other enterprise:

                     (a) solicit any client or customer of the Company or in any way divert or take away any client or customer of the Company who was a client or customer of the Company while the Employee was an employee of the Company under this Agreement (such period being hereinafter referred to as the "Employment Period"); and

                     (b) hire, entice away or in any other manner persuade any employee, client, or customer of the Company who was an employee of the Company during the Employment Period, to alter, modify or terminate their relationship with the Company as an employee as the case may be.


           4.4 Non-Competition. In consideration of the Employee's employment hereunder, and as an inducement to the execution and performance of the
Employment Agreement by the Company, the Employee hereby agrees that, for a period of three (3) years following the natural expiration or any termination of this Agreement, the Employee will not, without the express written consent of the Company, directly or indirectly, for the Employee or on behalf of any other person, firm, entity or other enterprise, be employed by, be a director or manager of, act as a consultant for, be a partner in, have a proprietary interest in, give advice to, loan money to or otherwise associate with, any person, enterprise, partnership, association, corporation, joint venture or other entity which is directly or indirectly in the business of providing nursing home care, assisted living care, senior housing, home health care, adult day care, primary care clinic services or medical transportation services of any type within a twenty-five (25) mile radius of any nursing home or other health care facility which is owned or operated by the Company as of the date on which this Agreement shall have expired or terminated. Notwithstanding the foregoing, in the event the Company terminates this Agreement other than pursuant to
Paragraph 2.2, above, Employee shall be bound by the non-competition restrictions of this Paragraph 4.4 only for so long as Company elects to continue to pay Employee's Base Salary hereunder, which election shall be at Company's sole option. The provisions of this Paragraph 4.4 shall not be construed to prohibit the Employee from owning up to 2% of the issued shares of any company whose common stock is listed for trading on any national securities exchange or on the NASDAQ National Market System.

           4.5 Necessary Restrictions. The Employee acknowledges that the restrictions contained in Paragraphs 4.3 and 4.4 are reasonable and necessary to protect the legitimate business interests of the Company and that any violation thereof by him would result in irreparable harm to the Company. Accordingly, the Employee agrees that upon the violation by his of any of the restrictions contained in Paragraphs 4.3 or 4.4, the Company shall be entitled to obtain from any court of competent jurisdiction a preliminary and permanent injunction as well as any other relief provided at law, equity, under this Agreement or otherwise. In the event any of the foregoing restrictions are adjudged unreasonable in any proceeding, then the parties agree that the period of time or the scope of such restrictions (or both) shall be adjusted to such a manner or for such a time (or both) as is adjudged to be reasonable.

           4.6 Prior Companies. Employee hereby represents and warrants to the Company that (i) he is not bound by any agreement with any prior employer or other party to refrain from using or disclosing any confidential information or from competing with the business of such employer or other party, (ii) his performance under this Agreement will not breach any other agreement by which he is bound, and (iii) he has not brought with his to the Company, nor will he bring or use in the performance of his responsibilities at the Company, any materials or documents of a former employer which are not generally available to the public.

           4.7 Remedies For Breach. The Employee acknowledges that the covenants contained in Article IV of this Agreement are independent covenants and that any failure by the Company to perform its obligations under this Agreement (other than the act of nonpayment which is not cured by the Company within thirty (30) days of the receipt of written notice of said condition from the Employee) shall not be a defense to enforcement of the covenants contained in Article

IV, including but not limited to a temporary or permanent injunction. The Employee acknowledges that damages in the event of Employee's breach of this
Article IV will be difficult, if not impossible, to ascertain and it is therefore agreed that the Company, in addition to, and without limiting any other remedy or right it may have, shall have the right to an injunction enjoining the said breach. Employee agrees to reimburse Company for all costs and expenses, including reasonable attorney's fees, incurred by Company because of any breach of this Article.



                                    ARTICLE V

                                   ASSIGNMENT
                                   ----------

           5.1 Prohibition of Employment Assignment. The Employee agrees on behalf of the Employee and the Employee's heirs and executors, personal representatives, and any other person or persons claiming any benefit under the Employee by virtue of this Agreement, that this Agreement and the rights, interests, and benefits hereunder shall not be assigned, transferred, pledged or hypothecated in any way by the Employee or the Employee's heirs, executors and personal representatives, and shall not be subject to execution, attachment or similar process. Any attempt to assign, transfer, pledge, hypothecate or otherwise dispose of this Agreement or any such rights, interests and benefits thereunder contrary to the foregoing provision, or the levy of any attachment or similar process thereupon shall be null and void and without effect and shall relieve the Company of any and all liability hereunder.

           5.2 Right of Company to Assign. This Agreement shall be assignable and transferable by the Company to Company's transferee, assignee or any successor-in-interest, parent, subsidiary or affiliate of Company, and shall inure to the benefit of and be binding upon the Employee, the Employee's heirs and personal representatives, and the Company and its successors and assigns. Employee agrees to execute all documents necessary to ratify and effectuate such assignment.

           5.3 Binding Effect If Transferred. In the event this Agreement is transferred by Company, the term "Company" and "Company" used herein shall refer to and be binding upon the Company's transferee or assignee.


                                   ARTICLE VI

                                     GENERAL
                                     -------

           6.1 Governing Law. This Agreement shall be subject to and governed by the laws of the State of Florida, irrespective of the fact that the Employee may be a resident of a different state.

           6.2 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Employee and their respective heirs, legal representatives, executors, administrators, successors and permitted assigns.

           6.3 Entire Agreement. This Agreement constitutes the entire Agreement between the parties and contains all of the agreements between the parties with respect to the subject matter hereof; this Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the subject hereof. No change or modification of this Agreement shall be valid unless the same be in writing and signed by both parties hereto. No waiver of any provisions of this Agreement shall be valid unless in writing and signed by the person or party to be charged.

           6.4 Severability. If any portion of this Agreement shall be for any reason, invalid or unenforceable, the remaining portion or portions shall nevertheless be valid, enforceable and carried into effect, unless to do so would clearly violate the present legal and valid intention of the parties hereto.

           6.5 Notices. All notices, demands, requests, consents, approvals or other communications required or permitted hereunder shall be in writing and shall be delivered by hand, registered or certified mail with return receipt requested or by a nationally recognized overnight delivery service, in each case with all postage or other delivery charges prepaid, and to the address of the party to whom it is directed as indicated below, or to such other address as such party may specify by giving notice to the other in accordance with the terms hereof. Any such notice shall be deemed to be received (i) when delivered, if by hand, (ii) on the next business day following timely deposit with a nationally recognized overnight delivery service, or (iii) on the date shown on the return receipt as received or refused or on the date the postal authorities state that delivery cannot be accomplished, if sent by registered of certified mail, return receipt requested.

If to the Company:           Community Care of America, Inc.
                             3050 N. Horseshoe Drive, Suite 260
                             Naples, Florida 33942
                             Attn: President

If to the Employee:          David H. Fater
                             751 Saint George's Court
                             Naples, Florida 33963

           6.6 Independent Legal Counsel. Employee represents and warrants that he has had the opportunity to seek the advice of independent legal counsel prior to signing this Agreement, and that the Company has recommended to his that he obtain such counsel.

           6.7 Attorney's Fees. In the event of litigation concerning this Agreement, the prevailing party shall be entitled to collect from the losing party attorney's fees and costs, including those on appeal.

           IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its duly authorized officers and its corporate seal to be hereunto affixed, and the Employee has hereunto set Employee's hand on the day and year first above written.

COMPANY                                                                 EMPLOYEE
-------                                                                 --------

COMMUNITY CARE OF AMERICA, INC.
a Delaware Corporation



By: /s/ Gary W. Singleton                          /s/ David H. Fater
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                                                       David H. Fater
Name:  Gary W. Singleton
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Title:   President & CEO
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